Exhibit 99.1

FOR IMMEDIATE RELEASE

Preliminary Data From Turtle Beach’s Latest Clinical Study Suggests Hypersound Clear has Potential to Alleviate Tinnitus

Company to Showcase Prototype Tinnitus Add-on Feature for
HyperSound Clear 500P at AudiologyNOW! 2016 Convention and Expo

San Diego, CA - April 11, 2016 - Tinnitus is a serious and widespread hearing health problem, and preliminary data from the latest clinical study by Turtle Beach Corporation (NASDAQ: HEAR), a leading audio technology company for over 40 years, suggests that the Company’s revolutionary HyperSound Clear™ 500P directed audio system may have the potential to help people living with this condition. Commonly known as “ringing in the ears,” Tinnitus is the perception of sound when no actual external noise is present, and there is currently no cure for most types of Tinnitus. Additionally, the American Tinnitus Association1 states, “Millions of Americans experience Tinnitus, often to a debilitating degree, making it one of the most common health conditions in the country. The U.S. Centers for Disease Control estimates that 15% of the general public - over 50 million Americans - experience some form of Tinnitus, with approximately 20 million struggling with chronic Tinnitus, and two million living with extreme and debilitating cases.”

“When we initially discovered HyperSound’s ability to help people struggling to hear the television we knew we had something huge, something important, and we jumped at it full force to develop our first consumer facing product to help this audience of millions of people around the world,” said Rodney Schutt, SVP and General Manager for the HyperSound business at Turtle Beach. “Now, having just launched the HyperSound Clear 500P a few months ago, we find ourselves in a similar position regarding Tinnitus. Through our commitment to research and developing progressive clinical capabilities for how HyperSound® technology can help people living with hearing issues, our latest research suggests we may be able to improve the quality of life for people living with Tinnitus. This is another significant milestone and achievement for the technology, and for helping to alleviate this condition that affects so many people.”

Late last year, Turtle Beach launched the HyperSound Clear 500P, the Company’s revolutionary directed audio system for the home that’s been shown to significantly improve sound clarity and speech intelligibility in individuals with hearing loss2. HyperSound technology is a fundamentally new approach to sound delivery that generates a directional, narrow beam of audio in the air that can be pointed to a very specific location. Similar to how a flashlight directs a beam of light, the HyperSound Clear 500P directs a beam of audio to targeted listeners, delivering an immersive, 3D audio experience. Turtle Beach’s HyperSound Clear 500P helps people hear and understand the television more clearly, once again allowing them to enjoy home entertainment with family and friends while watching their favorite shows, listening to music or playing video games while hearing crisp, clear audio.

With the HyperSound Clear 500P now in the market, Turtle Beach continues to iterate and move HyperSound directed audio technology forward. The Company’s recent clinical study was conducted to assess whether HyperSound’s higher-frequency directed audio using ultrasound technology, has the potential to reduce Tinnitus, with promising initial results.

“Our latest study included 11 adult patients with chronic Tinnitus who we had listen to a selection of customized acoustic stimuli through HyperSound’s work-in-progress Tinnitus application,” said Dr. Ritvik Mehta, Founder and Medical Director of the California Hearing & Balance Center. “While sitting in the HyperSound Clear 500P’s directed audio beam, subjects in the study experienced impressive reductions in

Tinnitus loudness and annoyance. As a hearing healthcare doctor, this early data is very exciting because HyperSound technology now also may have the potential to help people manage chronic Tinnitus without wearing any type of headset, offering a future sleeping solution for many Tinnitus patients suffering from insomnia. Again, these are early findings and there’s certainly more research and product development to be done, but even preliminarily, this is great news for the hearing healthcare market.”

To further research and test their latest Tinnitus findings, Turtle Beach will show a prototype version of its new Tinnitus add-on feature for the HyperSound Clear 500P at this year’s AudiologyNOW! Convention and Expo in order to garner additional feedback. The convention takes place Wednesday, April 13-16 at The Phoenix Convention Center in Phoenix, Arizona and the HyperSound team will be at booth #1159, located at the opposite end of the Main Entrance, by the Concessions area between Hall 4 and Hall 5.

To learn more about HyperSound technology and the HyperSound Clear 500P, please visit the official website at http://hypersoundhearing.com. Also, a HyperSound presentation has been made available on the investor relations section of Turtle Beach’s website at http://corp.turtlebeach.com/investor-relations.
About Turtle Beach Corporation

Turtle Beach Corporation (www.turtlebeachcorp.com) designs innovative audio products for the consumer, commercial and healthcare markets. Under the Turtle Beach brand (www.turtlebeach.com), the Company markets a wide selection of quality gaming headsets catering to a variety of gamers’ needs and budgets, for use with video game consoles, including officially-licensed headsets for the Xbox One and PlayStation®4, as well as for personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company markets pioneering directed audio solutions that have applications in digital signage and kiosks, consumer electronics and healthcare.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release, including those regarding the intended use of proceeds from the Offering and concurrent private placement, may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Forward looking statements are based on management’s statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

1 Source: American Tinnitus Association website. Retrieved from https://www.ata.org/understanding-facts.

2 Mehta, R., Mattson, S., & Seitzman, R., Kappus, B. (2015, August). Speech recognition in the sound field: directed audio vs. conventional speakers. Audiology Online, Article 14901. Retrieved from http://www.audiologyonline.com. Dr. Mehta and Dr. Mattson are paid consultants of Turtle Beach.

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For Media/PR Information, Contact:	For Investor Information, Contact:
MacLean Marshall	Cody Slach
PR/Communications Director	Investor Relations
Turtle Beach Corp.	Liolios
858.914.5093	949.574.3860
maclean.marshall@turtlebeach.com	HEAR@liolios.com